EXHIBIT 5





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                                      AVNET
                            Corporate Services Group


                                February 4, 2000

Board of Directors
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Avnet, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to $360,000,000 aggregate principal amount of the Company's debt securities to be issued from time to time in one or more public offerings (the "Debt Securities").

     I have examined and am familiar with originals, or copies the authenticity of which has been established to my satisfaction, of such documents and instruments as I have deemed necessary to express the opinions hereinafter set forth. Based upon the foregoing, it is my opinion that the Debt Securities, when issued or delivered in the manner provided for in the Indenture and the form of Standard Underwriting Agreement Provisions filed as exhibits to the Registration Statement, will be legally issued and the binding obligations of the Company under the laws of the State of New York, which laws govern the Indenture providing for the Debt Securities.

     I consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus constituting Part I thereof.

                                                     Very truly yours,

                                                     /s/David R. Birk

                                                     David R. Birk
                                                     Senior Vice President and
                                                       General Counsel
DRB/sc


                   2211 South 47th Street o Phoenix, AZ 85034
                         T. 480-643-2000 F. 480-643-7199